Flotek Industries 8846 N. Sam Houston Pkwy W., Suite 150 Houston, Texas 77064 (713) 849-9911 www.flotekind.com ROBUST REVENUE GROWTH HIGHLIGHTS FLOTEK’S 2022 FINANCIAL RESULTS HOUSTON, March 20, 2023 - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced results for the fourth quarter and full-year ended December 31, 2022. • Full year 2022 revenue of $136.1 million increased 215% compared to 2021 • Amended ProFrac Supply Agreement provides incremental service fee on majority of products delivered under the agreement • Adjusted EBITDA as a percentage of revenue improved for the sixth consecutive quarter • Year-end cash and cash equivalents of $12.3 million • Strong growth continued at JP3 with revenue up 20% sequentially • New senior management team in place Harsha V. Agadi, Interim Chief Executive Officer of Flotek stated, “In the fourth quarter, we achieved another quarter of increased volumes, strong revenue growth, and improving operational performance while managing our liquidity to facilitate continued growth. For the sixth consecutive quarter, we posted improvement in Adjusted EBITDA as a percentage of revenue, and Adjusted EBITDA in absolute terms improved from a loss of $8.4 million in the third quarter to a loss of $5.1 million in the fourth quarter. This provides further evidence that the strategy is working and we are progressing toward our goal of positive Adjusted EBITDA. The market for our products remains robust, our execution continues to be outstanding, and achieving positive Adjusted EBITDA remains our primary focus.” Leadership Transition • Flotek separated the Chief Executive Officer and Chairman roles • David Nierenberg was appointed Chairman of the Board of Directors. • Harsha V. Agadi was appointed Interim Chief Executive Officer. • Dr. Ryan Ezell was promoted to President. • Bond Clement was appointed to the role of Chief Financial Officer in the fourth quarter of 2022. Operational Highlights • Increased the average number of ProFrac fleets serviced from 16 to 21 with growth expected to continue through the first half of 2023. • Realized continued revenue growth in the transactional chemistry business in the quarter and gained market share for the sixth quarter in a row. • Achieved approximately 11% market share of the active US frac fleets by the end of the fourth quarter. Well positioned with our workforce, infrastructure, and processes to capture additional market share. Fourth Quarter and Full Year 2022 Financial Results • Total Revenues: Flotek generated fourth quarter 2022 total revenue of $48.2 million, up 5.7% from $45.6 million in the third quarter of 2022 and up 297% compared to the fourth quarter of 2021. Full year 2022 total revenue of $136.1 million increased 215% compared to total revenue of $43.3 million in 2021. Higher revenue was driven by continued increases in activity across our customer base in both the Chemistry Technologies and Data Analytics segments. Full year and fourth quarter 2022 revenues are net of $3.4 million and $1.4 million, respectively, of non-cash amortization of contract assets that reduced revenue. • Selling, General, and Administrative Expense: Flotek reported SG&A of $5.8 million during the fourth quarter of 2022, down 36% compared to the third quarter of 2022 of $9.0 million, and flat compared to the fourth quarter of 2021 of $5.8 million. During the fourth quarter of 2022, the Company reversed a $1.9 million bonus accrual that was made in the third quarter of 2022. Full year 2022 SG&A of $27.1 million increased 35% compared to $20.2 million reported for the full year 2021. SG&A during 2021 included a $2.9 million COVID related ERC payroll tax credit. • Net Loss and EPS: The Company recorded a net loss of $19.0 million, or a loss of $0.25 per basic and diluted share, in the fourth quarter of 2022 compared to a net loss of $18.8 million, or a loss of $0.25 per basic share and diluted share, in the third quarter of 2022, and a net loss of $16.2 million, or a loss of $0.22 per basic and diluted share, in the fourth quarter of 2021. Full year 2022 net loss totaled $42.3 million as compared to $30.5 million reported for the full year 2021. • Non-GAAP Adjusted EBITDA: Adjusted EBITDA for the fourth quarter of 2022 was negative $5.1 million, an improvement of $3.3 million compared to negative $8.4 million in the third quarter of 2022, and an increase of $0.6 million compared to negative $5.7 million in the fourth quarter of 2021. Full year 2022 Adjusted EBITDA of negative $26.2 million decreased $1.1 million compared to negative $25.1 million reported for the full year 2021. Balance Sheet and Liquidity • As of December 31, 2022, the Company reported cash and cash equivalents of $12.3 million compared to $8.5 million as of September 30, 2022. • $4.4 million of the $4.8 million PPP loan balance was forgiven in January 2023, leaving a balance of $0.4 million. • The Monahans, TX facility, which was classified as held for sale as of September 30, 2022 was sold in the fourth quarter for $1.5 million. • The Company commenced a process to pursue asset-based borrowing options. The Company is in the process of finalizing its annual report on Form 10-K. In connection with the related audit, the Company identified a material weakness in its internal controls over financial reporting as of December 31, 2022. The weakness arose due to the Company’s limited back office resources as compared to the pace of revenue growth. The Company’s new senior management team has implemented plans of action to remediate the control weakness during 2023. In addition, the Company expects that the report of its independent registered public accounting firm in its Form 10-K will include a “going concern” qualification as a result of recurring operating losses and negative cash flows from operations. However, the Company believes that it can continue to fund operations. Conference Call Details Flotek will host a conference call on March 21, 2023, at 8:00 a.m. CDT (9:00 a.m. EDT) to discuss its fourth quarter and full year results for the period ended December 31, 2022. Participants may access the call through Flotek’s website at www.flotekind.com under “Webcasts’’ or by telephone at 1-844-835-9986 approximately five minutes prior to the start of the call. Following the conclusion of the conference call, a recording of the call will be available on the Company’s website. About Flotek Industries, Inc. Flotek Industries, Inc. creates unique solutions to reduce the environmental impact of energy on air, water, land and people. A technology-driven, specialty green chemistry and data company, Flotek helps customers across industrial and commercial markets improve their environmental performance. The Company’s primary focus is to enable its customers to maximize the value of their hydrocarbon streams and improve return on invested capital through its real-time data platforms and green chemistry technologies. Flotek serves downstream, midstream, and upstream energy customers, both domestic and international. In addition, the Company is positioned to integrate parallel industrial chemistry and data platforms by capitalizing on its digitization, engineering, chemical formulation knowledge, and intellectual property to drive multi-disciplinary advancements in sustainability and enterprise risk management. Flotek is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com. Forward -Looking Statements Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect, any event or circumstance that may arise after the date of this press release. Inquiries, contact: Bernie Colson SVP – Corporate Development & Sustainability Bond Clement Chief Financial Officer E: ir@flotekind.com P: (713) 726-5322

FLOTEK INDUSTRIES, INC. Unaudited Condensed Consolidated Statements of Operations (in thousands, except per share data) Three Months Ended Twelve Months Ended 12/31/2022 12/31/2021 9/30/2022 12/31/2022 12/31/2021 Revenue: Revenue from external customers $ 15,940 $ 9,845 $ 15,206 $ 54,344 $ 39,627 Revenue from related party 32,277 2,309 30,417 81,748 3,641 Total revenues 48,217 12,154 45,623 136,092 43,268 Cost of sales 50,291 13,131 47,465 142,792 40,012 Gross profit (loss) (2,074) (977) (1,842) (6,700) 3,256 Operating costs and expenses: Selling, general, and administrative 5,779 5,792 9,035 27,124 20,166 Depreciation and amortization 180 218 177 734 1,011 Research and development 922 1,342 985 4,438 5,537 Gain on sale of property and equipment (1,000) (39) (10) (2,916) (94) Gain on lease termination — — — (584) — Change in fair value of contract consideration convertible notes payable 8,941 — 4,250 (75) — Impairment of goodwill — 8,092 — — 8,092 Total operating costs and expenses 14,822 15,405 14,437 28,721 34,712 Loss from operations (16,896) (16,382) (16,279) (35,421) (31,456) Other income (expense): Paycheck protection plan loan forgiveness — — — — 881 Interest expense (2,465) (25) (2,321) (7,051) (78) Other income (expense) , net 212 149 (187) 145 87 Total other income (expense), net (2,253) 124 (2,508) (6,906) 890 Loss before income taxes (19,149) (16,258) (18,787) (42,327) (30,566) Income tax benefit (expense) 123 70 (7) 22 40 Net Loss $ (19,026) $ (16,188) $ (18,794) $ (42,305) $ (30,526) Loss per common share: Basic $ (0.25) $ (0.22) $ (0.25) $ (0.57) $ (0.42) Diluted $ (0.25) $ (0.22) $ (0.25) $ (0.57) $ (0.42) Weighted average common shares: Weighted average common shares used in computing basic loss per common share 75,405 73,423 75,312 74,425 73,361 Weighted average common shares used in computing diluted loss per common share 75,405 73,423 75,312 74,425 73,361

FLOTEK INDUSTRIES, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share data) December 31, 2022 December 31, 2021 ASSETS Current assets: Cash and cash equivalents $ 12,290 $ 11,534 Restricted cash 100 1,790 Accounts receivable, net of allowance for doubtful accounts of $623 and $659 at December 31, 2022 and December 31, 2021, 19,136 13,297 Accounts receivable, related party 22,683 — Inventories, net 15,720 9,454 Other current assets 4,045 3,762 Current contract asset 7,113 — Assets held for sale — 2,762 Total current assets 81,087 42,599 Long-term contract assets 72,576 — Property and equipment, net 4,826 5,296 Operating lease right-of-use assets 5,900 2,041 Deferred tax assets, net 404 279 Other long-term assets 17 29 TOTAL ASSETS $ 164,810 $ 50,244 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities: Accounts payable $ 33,375 $ 7,616 Accrued liabilities 8,984 8,996 Income taxes payable 97 4 Interest payable 130 82 Current portion of operating lease liabilities 3,328 602 Current portion of finance lease liabilities 36 41 Current portion of long-term debt 2,052 1,436 Convertible notes payable 19,799 — Contract consideration convertible notes payable 83,570 — Total current liabilities 151,371 18,777 Deferred revenue, long-term 44 91 Long-term operating lease liabilities 8,044 7,779 Long-term finance lease liabilities 19 53 Long-term debt 2,736 3,352 TOTAL LIABILITIES 162,214 30,052 Stockholders’ equity: Common stock, $0.0001 par value, 240,000,000 shares authorized; 83,915,918 shares issued and 77,788,391 shares outstanding at December 31, 2022 ; 79,483,837 shares issued and 73,461,203 shares outstanding at December 31, 2021 8 8 Additional paid-in capital 388,177 363,417 Accumulated other comprehensive income 181 81 Accumulated deficit (351,519) (309,214) Treasury stock, at cost; 6,127,527 and 6,022,634 shares at December 31, 2022 and December 31, 2021, respectively (34,251) (34,100) Total stockholders’ equity 2,596 20,192 TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY $ 164,810 $ 50,244

FLOTEK INDUSTRIES, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) Years ended December 31, 2022 2021 Cash flows from operating activities: Net loss $ (42,305) $ (30,526) Adjustments to reconcile net loss to net cash used in operating activities: Change in fair value of contingent consideration (25) (808) Change in fair value of contract consideration convertible notes payable (75) — Amortization of convertible note issuance costs 1,002 — Payment-in-kind interest expense 5,956 — Amortization of contract assets 3,371 — Depreciation 734 1,011 Provision for doubtful accounts, net of recoveries 203 (127) Inventory purchase commitment settlement — (7,633) Provision for excess and obsolete inventory 1,734 623 Impairment of goodwill — 8,092 Gain on sale of property and equipment (2,916) (94) Gain on lease termination (584) — Non-cash lease expense 226 279 Stock compensation expense 3,325 3,757 Deferred income tax expense (125) (56) Paycheck protection plan loan forgiveness — (881) Changes in current assets and liabilities: Accounts receivable (7,342) (106) Accounts receivable, related party (21,383) (1,300) Inventories (7,917) 1,760 Income taxes receivable 14 381 Other assets (285) (609) Contract assets, net (3,600) — Accounts payable 25,760 1,829 Accrued liabilities (34) (860) Operating lease liabilities (507) (603) Income taxes payable 93 (17) Interest payable 48 48 Net cash used in operating activities (44,632) (25,840) Cash flows from investing activities: Capital expenditures (421) (39) Proceeds from sale of assets 5,752 151 Net cash provided by investing activities 5,331 112 Cash flows from financing activities: Proceeds from issuance of convertible notes 21,150 — Payment of issuance costs of convertible notes (1,084) — Proceeds from issuance of warrants 19,500 — Payment of issuance costs of stock warrants (1,170) — Payments to tax authorities for shares withheld from employees (224) (390) Proceeds from issuance of stock 133 80 Payments for finance leases (38) (62) Net cash provided by (used in) provided by financing activities 38,267 (372) Effect of changes in exchange rates on cash and cash equivalents 100 100 Net change in cash, cash equivalents and restricted cash (934) (26,000) Cash and cash equivalents at the beginning of period 11,534 38,660 Restricted cash at the beginning of period 1,790 664 Cash and cash equivalents and restricted cash at beginning of period 13,324 39,324 Cash and cash equivalents at end of period 12,290 11,534 Restricted cash at the end of period 100 1,790 Cash, cash equivalents and restricted cash at end of period $ 12,390 $ 13,324

FLOTEK INDUSTRIES, INC.
Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings
(in thousands)

	Three Months Ended			Twelve Months Ended	
	12/31/2022	12/31/2021	9/30/2022	12/31/2022	12/31/2021
Gross profit (loss)	$ (2,074)	$ (977)	$ (1,842)	$ (6,700)	$ 3,256
Stock compensation expense	85	242	—	459	1,202
Severance and retirement	—	439	—	3	168
Contingent liability revaluation	81	—	—	(53)	—
Sanitizer inventory write down	—	—	1,036	1,036	—
Amortization of contract assets	1,386	—	1,249	3,371	—
Adjusted Gross profit (loss)	$ (522)	$ (296)	$ 443	$ (1,884)	$ 4,626
Net loss	$ (19,026)	$ (16,188)	$ (18,794)	$ (42,305)	$ (30,526)
Interest expense	2,465	25	2,321	7,051	78
Interest income	—	—	—	—	(9)
Income tax (benefit) expense	(123)	(70)	7	(22)	(40)
Depreciation and amortization	180	218	177	734	1,011
Impairment of goodwill	—	8,092	—	—	8,092
EBITDA (Non-GAAP)	(16,504)	(7,923)	(16,289)	(34,542)	(21,394)
Stock compensation expense	1,062	1,090	671	3,325	3,757
Severance and retirement	—	354	(219)	387	1,344
Contingent liability revaluation	81	(107)	28	(25)	(808)
M&A transaction costs	—	—	—	—	243
Sanitizer inventory write down	—	—	1,036	1,036	—
Terpene purchase commitment	—	—	—	—	(7,633)
(Gain) loss on disposal of assets	(1,000)	(39)	(10)	(2,916)	(94)
Gain on lease termination	—	—	—	(584)	—
Contract consideration convertible notes payable revaluation adjustment	8,941	—	4,250	(75)	—
Amortization of contract assets	1,386	—	1,249	3,371	—
PPP loan forgiveness	—	—	—	—	(881)
Employee retention credit	—	—	—	—	(2,851)
Non-Recurring professional fees	955	950	882	3,854	2,996
Inventory step-up	—	21	—	—	23
Winter Storm (Natural Disaster)	—	—	—	—	199
Adjusted EBITDA (Non-GAAP)	$ (5,079)	$ (5,654)	$ (8,402)	$ (26,169)	$ (25,099)

(1) Management believes that adjusted gross profit and adjusted EBITDA for the three and twelve months ended December 31, 2022 and 2021, and the three months ended September 30, 2022, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the expenses noted above to be outside of the Company's normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish operational goals.